AGREEMENT

This Agreement between Industri-Matematik International (IMI) and Mats Lillienberg (MALI), personal ID number 601001-2935, has been made and entered into as follows:

1. Effective from May 1, 1997 a base salary of SEK 65,000 per month will be paid to MALI

2. The pension based salary amounts to 12.2 X (65,000 - 15,000) = SEK 610,000 per year effective from May 1, 1998.

3. Pension premiums shall be fundamentally cost neutral towards the SPP/ITP plan for salaried employees.

4. Besides the SPP/ITP plan, MALI has entered into an agreement which means that the following will result in increased pension premium payments from January 1, 1996:

    A pension insurance plan may be drawn up for a maximum amount which corresponds to a premium of SEK 2,900 per month effective from January 1, 1996. MALI wants this premium payment to be applied to insurance policy ELA65H20.

    MALI has previously arranged for a salary set-aside of SEK 1,403 per month.

INDUSTRI-MATEMATIK INTERNATIONAL

----------------------------------                   ----------------
Stig Durlow                                          Date

The above Agreement is hereby accepted and agreed to:

----------------------------------                   ---------------
Mats Lillienberg                                     Date


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                                 Bonus Plan FY98
                                Mats Lillienberg

This document describes your bonus plan for FY98 (970501-980430)

The variable portion of your salary (the bonus) includes two components: (1) one which is tied to the company's total revenue, and (2) one which is tied to the company's pre-tax income, as defined below. In both cases, the reference is to the business activities of Industri-Matematik International Corp. (IMIC). Each of the targets are based on the information set forth in attachment 1.

The total payable bonus can vary from SEK 0 to SEK 300,000 with the target bonus set at SEK 150,000. The target bonus of SEK 150,000 is realized when the total revenue and pre-tax income targets are reached. (The total revenue target for IMIC is defined as US $ 85,000,000 and the pre-tax income target as US $ 14,050,000.)

The maximum bonus payable is SEK 300,000.

3. The bonus relating to total revenue is paid as follows:


   Total revenue (USD)                         Bonus (SEK)
      74,375,000                                    0
      85,000,000                                 75,000
      95,625,000                                150,000


The maximum bonus payable for this component is SEK 150,000.

4. The bonus relating to pre-tax income is paid as follows:


   Pre-tax income (USD)                        Bonus (SEK)
     10,537,000                                     0
     14,050,000                                  75,000
     17,562,000                                 150,000


The maximum bonus payable for this component is SEK 150,000.

Other terms and conditions:

- If Mats Lillienberg terminates employment during the budget year, no bonus is payable.

-   Vacation compensation is not accrued on bonus payments

- Should the company's budget be changed, especially as a result of a business acquisition or divestiture, then the calculations contained herein shall be changed in the corresponding month for that period for which the change applies.

    The bonus will be paid out after the company's annual financial statements have been audited and approved.

For Industri-Matematik International Corp.

-----------------------------------                  ----------------
Stig Durlow                                          Date

The above bonus plan is hereby accepted and agreed to:

-----------------------------------                  ---------------
Mats Lillienberg                                     Date